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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors
                        -------------------------------

To the Board of Directors and Stockholders
STAAR Surgical Company:

We consent to incorporation by reference in the Registration Statement on Form S-8 of STAAR Surgical Company [relating to the 1990 Stock Option Plan of STAAR Surgical Company] of our report dated March 19, 1993, relating to the consolidated statements of operations, stockholders' equity, and cash flows of STAAR Surgical Company and subsidiaries for the year ended January 1, 1993, and all related schedules, which reports appear in the Annual Report on Form 10-K of STAAR Surgical Company.

                                           /s/ KPMG Peat Marwick LLP


Ontario, California
August 9, 1995